Exhibit 99.1

NEWS RELEASE

RIVIERA RESOURCES REPORTS FIRST QUARTER 2020 RESULTS

HOUSTON, May 7, 2020 – Riviera Resources, Inc. (OTCQX: RVRA) (“Riviera” or the “Company”) and its wholly owned subsidiary, Blue Mountain Midstream LLC (“Blue Mountain”) announces financial and operating results for the first quarter 2020 and provides a strategic update.

The Company highlights the following accomplishments:

•	Returned an aggregate of approximately $310 million to shareholders in the last five months:

•	Cash distribution of $4.25 per share paid to shareholders on December 12, 2019

•	Cash distribution of $1.00 per share paid to shareholders on April 24, 2020

•	Announced an additional cash distribution of $0.75 per share, a return of over $45 million, payable on May 12, 2020

•	Closed the following sales in the first quarter 2020:

•	Interests in properties located in the Overton and Personville fields of East Texas for proceeds of approximately $44 million

•	The Drunkards Wash field located in Utah for proceeds of approximately $4 million

•	Oklahoma City office building for proceeds of approximately $21 million

•

Ended the first quarter with a consolidated cash balance of ~$165 million and ~$73 million drawn on the Blue Mountain Midstream LLC (“Blue Mountain”) senior secured revolving loan facility (the “Blue Mountain Credit Facility”)

•	Reduced operating and general and administrative costs to optimally manage the business

•	Consolidated management of Blue Mountain within the Company’s existing executive management team, while continuing to maintain separate capital structures for each entity

•	Continued to work with Tudor, Pickering, Holt & Co., in addition to on-going work with other advisors, to explore a potential sale or merger for Riviera or Blue Mountain

Blue Mountain highlights:

•	Performed in line with first quarter guidance targets with respect to natural gas throughput of 118 MMcf/d, and water managed of approximately 40,600 Bbl/d

•	Exceeded first quarter guidance target with 57% of gathered water on pipe

•	Turned 14 wells to sales on natural gas system in first quarter of 2020

•	Continued expansion of the water gathering system, connecting to a total of 15 pads in the first quarter of 2020

•	Reduced 2020 capital estimate to $25 million, 11% lower than prior guidance estimate

Riviera Upstream highlights:

•	Outperformed first quarter upstream guidance with respect to Adjusted EBITDAX, driven primarily by lower operating expenses

•	Reduced 2020 capital by $21 million with decision to suspend North Louisiana operated drilling program, maintaining the option to re-initiate the program if gas prices improve

David Rottino, Riviera’s President and Chief Executive Officer, commented, “In the first quarter, the Company outperformed upstream Adjusted EBITDAX guidance, closed four transactions for proceeds of approximately $69 million, and announced a $1.00 cash distribution, returning approximately $60 million to shareholders in April 2020. In addition, we paid a $4.25 cash distribution to shareholders in December 2019, returning approximately $250 million, and recently announced another cash distribution $0.75 per share payable on May 12,2020, that will return over $45 million to shareholders. We also remain committed to reducing operating and general and administrative costs to optimally manage the business during this market downturn, and recently announced the consolidation of management of Blue Mountain within the Company’s existing executive management team. With our continued focus on reducing costs, strong asset base, and a midstream business that is optimally positioned in the Anadarko basin, the Company is well positioned to sustain its business during this downturn.”

Key Financial Results (1)

	First Quarter
$ in millions	2020	2019
Average daily production (MMcfe/d)	72	265
Total oil, natural gas and NGL revenues	$15	$76
Net (loss) income	$(102)	$13
Adjusted EBITDAX (a non-GAAP financial measure) (1)	$10	$29
Net cash provided by (used in) operating activities	$(4)	$38
Oil and natural gas capital	$1	$38
Total capital	$14	$61

(1)	Includes severance costs of approximately $1.5 million and $0.1 million for the three months ended March 31, 2020 and March 31, 2019, respectively.

Cost Reduction Initiatives

General and Administrative Costs

The Company remains focused on finding ways to continue to reduce general and administrative costs, and recently announced the consolidation of management of Blue Mountain with the Company’s existing executive management team, while continuing to maintain separate capital structures for each entity. In the first quarter of 2020, Riviera Upstream’s general and administrative expenses, excluding share-based compensation expenses and severance expenses, were approximately $8.5 million. The Company expects by fourth quarter 2020, Upstream’s general and administrative expenses, excluding share-based compensation expenses and severance expenses, will be approximately $4.4 million. This represents a 48% decrease from the first quarter 2020.

Operating Expenses

The Company has taken several proactive steps to significantly reduce lease operating expenses, including a reduction in workforce, optimizing compression and well workover programs, and negotiating lower overall service costs. With respect to operating costs, the Company has lowered costs by reducing workover activity, reducing workforce, releasing equipment, and negotiating lower rates for saltwater disposal and chemicals. As result, the Company estimates the Upstream’s lease operating costs to be $14 million to $16 million in 2020, a 25% decrease from the mid-point of previously estimated lease operating expenses of $19 million to $21 million.

Capital Expenses

As previously announced, the Company has decided to defer initiating its operated drilling program in the Ruston Field of North Louisiana, reducing its 2020 budgeted capital by approximately $21 million. As the planned program was not scheduled to begin until late in the year, the impact to previously estimated 2020 production and EBITDA is minimal. Because the acreage is held by production, the Company has the flexibility to drill at a later date without the risk of losing its current leases. The reliability and results of development locations in the Ruston field are still encouraging, with expected IRR over 100% at $2.75/MMbtu gas prices. If prices do improve throughout the year, Riviera will maintain the option to re-initiate the program.

Opportunistic Asset Monetizations

In the first quarter of 2020 the Company closed four transactions generating aggregate proceeds of approximately $69 million. The four transactions include the sale of properties located in the Uinta Basin (closed January 2020), the sale of properties located in East Texas (Overton field closed January 2020 and Personville field closed February 2020), and the Oklahoma City Office building (closed February 2020).

Return of Capital to Shareholders

Thus far in 2020, the Company has returned or announced approximately $107 million of capital to shareholders through a $1.00 per share cash distribution paid to shareholders on April 24, 2020, a $0.75 per share cash distribution payable on May 12, 2020, and share repurchases.

On July 18, 2019, the Company’s Board of Directors increased the share repurchase authorization to $150 million of the Company’s outstanding shares of common stock. As of April 30, 2020, approximately $22 million was available for share repurchase under the program.

First Quarter 2020 Activity – Upstream Assets

The Company performed in line with expectations in the first quarter with respect to its upstream assets. Production for the first quarter averaged approximately 72 MMcfe/d, in line with our guidance range. Upstream capital expenditures were approximately $0.7 million, operating expenses were approximately $7.7 million and adjusted general and administrative expenses were approximately $8.5 million, all in line with our guidance for the quarter.

Blue Mountain Business Update

First Quarter 2020 Activity

In the first quarter of 2020, natural gas throughput on Blue Mountain’s system averaged 118 MMcf/d, relatively flat compared to the fourth quarter of 2019.    Blue Mountain continued tying in new wells and turned 14 wells to sales throughout the quarter.

With respect to its water business, Blue Mountain continues to make considerable progress on the buildout of its water gathering system. During the first quarter, Blue Mountain managed 3.7 million barrels of water in total, or approximately 40,600 barrels per day. Of that total, the Company moved over 23,300 barrels per day on pipe (up 102% from fourth quarter 2019). With 57% of managed water on Blue Mountain pipe, Blue Mountain exceeded its guidance range. Furthermore, Blue Mountain completed construction of its third wholly owned and operated salt water disposal well (“SWD”)

Blue Mountain began construction of its crude oil gathering system in October 2019. The initial segments on its South system were placed in service on February 1, 2020 and the initial segments on its North system were placed in service on March 2, 2020.

Capital expenditures were $13 million for the first quarter of 2020, with the majority of capital being spent on water and crude oil gathering pipelines. First quarter capital expenditures exceeded guidance due to the acceleration of certain projects. Full year 2020 Blue Mountain capital is expected to be approximately $25 million, which is 11% lower than prior guidance estimate.

Cost Reduction Initiatives

In the first quarter of 2020, Blue Mountain Midstream’s general and administrative expenses, excluding share-based compensation expenses and severance expenses, were approximately $2.9 million. The Company recently consolidated the management of Blue Mountain within its existing executive management team, while continuing to maintain a separate capital structure for Blue Mountain. With consolidation of Blue Mountain’s management team with the existing Riviera management team, and other cost reduction initiatives, the Company expects by fourth quarter 2020, Blue Mountain’s general and administrative expenses, excluding share-based compensation and severance expenses, will be approximately $2.1 million. This represents a 28% decrease from the first quarter 2020.

Recent Throughput

Starting in April, due to consistently low commodity prices, certain producers have elected to shut-in portions of their production. As a result, Blue Mountain expects to see lower second quarter throughput at its processing plant versus prior quarter, with throughput of approximately 80 MMcf/d at the end of April, approximately 32% lower than average throughput in the first quarter of 2020. Given the dynamic environment, the Company has chosen not to provide second quarter guidance for Blue Mountain.

Balance Sheet and Liquidity

Riviera and Blue Mountain have established separate credit facilities. As of March 31, 2020, Riviera held approximately $155 million of cash, and there were no borrowings outstanding on Riviera’s revolving credit facility (the “Riviera Credit Facility”). Riviera had borrowing commitments of up to $90 million with available borrowing capacity of approximately $89 million, inclusive of outstanding letters of credit. Redetermination of the borrowing base under the Riviera Credit Facility occurs semi-annually, in April and October. The Riviera Credit Facility borrowing base is expected to be reduced as a result of the spring redetermination.

As of March 31, 2020, Blue Mountain held approximately $10 million of cash, and had approximately $73 million drawn on its revolving credit facility. Blue Mountain had borrowing commitments of up to $200 million with available borrowing capacity of approximately $115 million, including outstanding letters of credit, subject to covenant restrictions in the Blue Mountain Credit Facility.

As of April 30, 2020, there were no borrowings on the Riviera Credit Facility, and $75 million drawn on the Blue Mountain Credit Facility.

First Quarter Actuals

Below is a summary of the Company’s consolidated first quarter results.

	Q1 2020 Actuals		Q1 2020 Actuals		Q1 2020 Actuals
	Upstream		Blue Mountain		Consolidated

Net Production (MMcfe/d)	72				72
Natural gas (MMcf/d)	60				60
Oil (Bbls/d)	1,052				1,052
NGL (Bbls/d)	927				927

Other revenues, net (in thousands) (1)	$1,833	(2)	$10,676	(3)	$12,509	(4)
Blue Mountain			$10,676	(3)	$10,676	(3)

Costs (in thousands)	$7,749		$591		$8,340
Lease operating expenses	$4,951				$4,951
Transportation expenses	$2,174				$2,174
Taxes, other than income taxes	$624		$591		$1,215
Adjusted general and administrative expenses (Non-GAAP) (5)	$8,496	(6)	$2,859	(7)	$11,355	(8)
General and administrative- severance expenses	$1,279		$170		$1,449

(in thousands)
Adjusted EBITDAX (Non-GAAP)	$2,547		$6,959		$9,506
Cash interest expense (Non-GAAP) (9)	$—		$673		$673
Oil and natural gas capital	$570				$570
Total capital	$720		$13,462		$14,182

(1)	Includes other revenues and margin on marketing activities
(2)	Includes other revenues of less than $0.1 million, plus marketing revenues of approximately $1.9 million, less marketing expenses of less than $0.1 million
(3)

Includes marketing revenues of approximately $32.1 million, less adjusted marketing expenses of approximately $21.4 million. Adjusted marketing expenses is a non-GAAP measure that excludes a credit to share-based compensation expenses of approximately ($0.1) million

(4)

Includes other revenues of less than $0.1 million, plus marketing revenues of approximately $33.9 million, less adjusted marketing expenses of approximately $21.4 million. Adjusted marketing expenses is a non-GAAP measure that excludes a credit to share-based compensation expenses of approximately ($0.1) million

(5)	Adjusted general and administrative expenses is a non-GAAP measure that excludes share-based compensation expenses and severance expenses presented for the purpose of comparing to guidance
(6)

Represents general and administrative expenses of approximately $10.1 million, excluding share-based compensation expenses of approximately $0.3 million, and severance expenses of approximately $1.3 million

(7)

Represents general and administrative expenses of approximately ($0.2) million, excluding a credit to share-based compensation expenses of approximately ($3.2) million, and severance expenses of approximately $0.2 million

(8)

Represents general and administrative expenses of approximately $9.9 million, excluding a credit to share-based compensation expenses of approximately ($2.9) million, and severance expenses of approximately $1.5 million

(9)	Excludes non-cash amortization

Upstream Segment - First Quarter Actuals versus Guidance

The comparison to guidance below is for the upstream assets only.

	Q1 2020 Actuals	Q1 2020 Guidance
Net Production (MMcfe/d)	72	67 – 75
Natural gas (MMcf/d)	60	55 – 61
Oil (Bbls/d)	1,052	950 – 1,200
NGL (Bbls/d)	927	950 – 1,150
Other revenues, net (in thousands) (1)	$ 1,833 (2)	$ 900 - $ 1,000
Costs (in thousands)	$ 7,749	$ 7,500 – $ 10,000
Lease operating expenses	$ 4,951	$ 6,000 – $7,000
Transportation expenses	$ 2,174	$ 1,000 – $ 2,000
Taxes, other than income taxes	$ 624	$ 500 – $ 1,000
Adjusted general and administrative expenses (Non-GAAP) (3)	$ 8,496 (4)	$ 7,000 – $ 9,000
General and administrative- severance expenses	$ 1,279	$ 2,500 - $ 3,500
Targets (Mid-Point) (in thousands)
Adjusted EBITDAX (Non-GAAP)	$ 2,547	$—
Capital expenditures	$ 720	$ 1,000

(1)	Includes other revenues and margin on marketing activities
(2)	Includes other revenues of less than $0.1 million, plus marketing revenues of approximately $1.9 million, less marketing expenses of less than $0.1 million
(3)	Adjusted general and administrative expenses is a non-GAAP measure that excludes share-based compensation expenses and severance expenses presented for the purpose of comparing to guidance
(4)

For the three months ended March 31, 2020 represents general and administrative expenses of approximately $10.1 million, excluding share-based compensation expenses of approximately $0.3 million, and severance expenses of approximately $1.3 million

Blue Mountain Midstream Segment - First Quarter Actuals versus Guidance

The comparison to guidance below is for the Blue Mountain business only for the first quarter of 2020.

	Q1 2020 Actuals	Q1 2020 Guidance
Midstream Volumes

Natural Gas Throughput (MMcf/d)	118	110	-	125

Water Managed (Bbl/d)	40,641	35,000	-	42,000
% Piped	57%	40%	-	50%
% Trucked	43%	60%	-	50%

Crude Throughput (Bbl /d)	1,105	2,500	-	3,000

Operating Margin ($ in thousands) (1)
Gas	$ 9,552	$ 8,500	-	$ 10,500
Other	$ 1,136	$ 1,500	-	$ 2,000
Total Operating Margin	$ 10,688	$ 10,000	-	$ 12,500

Adjusted EBITDA ($ in thousands) (Non-GAAP) (2) (3)	$ 6,959	$ 7,000	-	$ 8,500

Capital Expenditures ($ in thousands)	$ 13,462	$10,000	-	$11,000

(1)	Includes margin on marketing activities (marketing revenues less marketing expenses), and direct operating expenses for Blue Mountain Midstream assets, only
(2)	Includes severance expense of approximately $0.2 million
(3)

The Company does not provide a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis as it is unable to forecast certain items that we have defined as “Selected Items Impacting Comparability”, which items are set forth later in this press release under the heading “Non-GAAP Financial Measures and Selected Items Impacting Comparability,” without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized. Thus, a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures could result in disclosure that could be imprecise or potentially misleading. These items could be material to and have a significant impact on the Company’s results computed in accordance with GAAP.

Upstream Segment - Second Quarter and Full Year 2020 Guidance

The guidance below is for the Upstream assets only. Guidance estimates have been adjusted for asset sales closed in the first quarter of 2020.

The Company expects to have negative Adjusted EBITDAX in the second quarter largely due to on-going general and administrative costs associated with managing recently divested assets during the transition period. Additionally, the Company expects to incur severance expenses in the first half of the year. In the second half of 2020, the Company expects to generate positive Adjusted EBITDAX as the cost structure aligns with the on-going asset base.

	Q2 2020E	FY 2020E
Net Production (MMcfe/d)	41 – 46	46 – 50
Natural gas (MMcf/d)	33 – 36	37 – 40
Oil (Bbls/d)	725 – 825	750 – 850
NGL (Bbls/d)	725 – 850	725 – 825

Other revenues, net (in thousands) (1)	$ 150 - $ 250	$ 2,000 – $ 3,000

Costs (in thousands)	$ 3,750 – $ 5,500	$ 19,000 – $ 23,500
Lease operating expenses	$ 3,000 – $4,000	$ 14,000 – $ 16,000
Transportation expenses	$ 500 – $ 1,000	$ 4,000 – $ 5,000
Taxes, other than income taxes	$ 250 – $ 500	$ 1,000 – $ 2,500
Adjusted general and administrative expenses (Non-GAAP) (2), (5)	$ 5,000 – $ 6,500	$ 22,000 – $ 24,000
General and administrative- severance expenses	$ 1,000 - $ 2,000	$ 2,000 - $ 4,000

Costs per Mcfe (Mid-Point)	$ 1.15	$ 1.21
Lease operating expenses	$ 0.87	$ 0.85
Transportation expenses	$ 0.19	$ 0.26
Taxes, other than income taxes	$ 0.09	$ 0.10

Targets (Mid-Point in thousands)
Adjusted EBITDAX (Non-GAAP) (5)	($ 1,250) (3)	$ 4,000 (4)
Capital expenditures	$ 1,000	$ 3,000

Weighted Average NYMEX Differentials
Natural gas (MMBtu)	($ 0.50) – ($ 0.30)	($ 0.55) – ($ 0.30)
Oil (Bbl)	($ 6.25) – ($ 5.75)	($ 1.75) – ($ 1.25)
NGL price as a % of crude oil price	18% – 24%	20% – 28%

Unhedged Commodity Price Assumptions	Apr 20	May 20	Jun 20	2020E
Natural gas (MMBtu)	$1.63	$1.82	$1.92	$2.16
Oil (Bbl)	$23.08	$14.55	$12.78	$27.56
NGL (Bbl)	$4.92	$3.10	$2.73	$6.66

(1)	Includes other revenues and margin on marketing activities for Upstream assets, only
(2)	Excludes share-based compensation expenses and severance expenses
(3)	Includes severance expenses of approximately $1.5 million
(4)	Includes severance expenses of approximately $3.0 million
(5)

The Company does not provide a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis as it is unable to forecast certain items that we have defined as “Selected Items Impacting Comparability”, which items are set forth later in this press release under the heading “Non-GAAP Financial Measures and Selected Items Impacting Comparability,” without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized. Thus, a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures could result in disclosure that could be imprecise or potentially misleading. These items could be material to and have a significant impact on the Company’s results computed in accordance with GAAP.

Hedging Update

Riviera Upstream Hedges

	2020		2021
Natural Gas	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
Swaps	30	$ 2.82	10	$ 2.44
Oil	Volume (Bbls/d)	Average Price (per Bbl)	Volume (Bbls/d)	Average Price (per Bbl)
Swaps	500	$64.63	—	$—
Natural Gas Basis Differential positions	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
PEPL Basis Swaps	20	($ 0.45)	—	$—

Earnings Call / Form 10-Q

The Company will host a conference call Thursday, May 7, 2020 at 10:00 a.m. (Central) to discuss the Company’s first quarter 2020 results and expects to file its first quarter Form 10-Q for the three months ended March 31, 2020 with the U.S. Securities and Exchange Commission on or around that date. There will be prepared remarks by executive management followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing (866) 416-7462, or (409) 217-8223 for international calls using Conference ID: 5944979. Interested parties may also listen over the internet at www.rivieraresourcesinc.com. A replay of the call will be available on the Company’s website.

Supplemental information can be found at the following link on our website: http://ir.rivieraresourcesinc.com/events-and-presentations

ABOUT RIVIERA RESOURCES

Riviera Resources, Inc. is an independent oil and natural gas company with a strategic focus on efficiently operating and developing its assets, and returning capital to its shareholders. Riviera’s properties are primarily located in North Louisiana, and the Mid-Continent regions. Additionally, the Company owns Blue Mountain Midstream LLC, a midstream company centered in the core of the Merge play in the Anadarko Basin.

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. The primary additional measures used by management are earnings before interest, taxes, depreciation and amortization, exploration costs, noncash gains and losses on commodity derivatives, accrued settlements on commodity derivative contracts related to current production period, share-based compensation expenses, gains and losses on asset sales and other, reorganization items, and asset impairments (“Adjusted EBITDAX”) and earnings before interest, taxes, depreciation and amortization, noncash gains and losses on commodity derivatives, accrued settlements on commodity derivative contracts related to current production period, share-based compensation expenses, gains and losses on asset sales and other, and asset impairments (“Adjusted EBITDA”). Management believes these non-GAAP financial measures provide useful information to investors because these non-GAAP measures, when viewed with the Company’s GAAP results and accompanying reconciliations, provide a more complete understanding of the Company’s performance than GAAP results alone.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments. These statements include, among others, statements regarding our 2020 guidance, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, our strategic objectives with respect to Blue Mountain Midstream, our engagement of financial advisors with respect to strategic alternatives, our financial position, business strategy and other plans and objectives for future operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, volatility of oil, natural gas and natural gas liquid prices or a prolonged period of low oil, natural gas or natural gas liquid prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other oil producing nations, such as Saudi Arabia, and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil, the effects of excess supply of oil and natural gas resulting from the reduced demand caused by the novel coronavirus disease global pandemic and the actions by certain oil and natural gas producing countries, market prices for oil, natural gas and NGLs, production volumes, estimates of proved reserves, capital expenditures, the capacity and utilization of midstream facilities, economic and competitive conditions, credit and capital market conditions, regulatory changes and other uncertainties. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

CONTACT:

Investor Relations

(281) 840-4168

IR@RVRAresources.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2020	December 31, 2019
	(in thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$165,223	$116,237
Accounts receivable – trade, net	28,474	51,355
Derivative instruments	12,075	7,283
Restricted cash	29,090	32,932
Other current assets	14,549	12,853
Assets held for sale	1,195	104,773

Total current assets	250,606	325,433

Noncurrent assets:
Oil and natural gas properties (successful efforts method)	178,738	180,307
Less accumulated depletion and amortization	(128,041)	(35,603)

	50,697	144,704
Other property and equipment	399,905	388,851
Less accumulated depreciation	(70,272)	(50,381)

	329,633	338,470
Other noncurrent assets	6,675	7,652

	6,675	7,652

Total noncurrent assets	387,005	490,826

Total assets	$637,611	$816,259

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$55,743	$80,579
Derivative instruments	14	1,087
Other accrued liabilities	14,758	26,728
Distributions payable	57,908	—
Liabilities held for sale	809	35,177

Total current liabilities	129,232	143,571

Noncurrent liabilities:
Credit facilities	72,800	69,800
Asset retirement obligations and other noncurrent liabilities	22,684	29,337

Total noncurrent liabilities	95,484	99,137

Commitments and contingencies (Note 10)
Equity:
Preferred Stock ($0.01 par value, 30,000,000 shares authorized; no shares issued at March 31, 2020, or December 31, 2019)	—	—
Common Stock ($0.01 par value, 270,000,000 shares authorized; 57,907,609 shares and 58,168,756 shares issued at March 31, 2020, and December 31, 2019, respectively)	579	581
Additional paid-in capital	802,616	861,764
Retained (deficit) earnings	(390,300)	(288,794)

Total equity	412,895	573,551

Total liabilities and equity	$637,611	$816,259

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in thousands, except per share amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$14,798	$76,345
Gains (losses) on commodity derivatives	8,079	(13,241)
Marketing revenues	33,922	67,347
Other revenues	31	6,003

	56,830	136,454

Expenses:
Lease operating expenses	4,951	24,052
Transportation expenses	2,174	19,150
Marketing expenses	21,319	53,389
General and administrative expenses	9,904	19,039
Exploration costs	—	1,238
Depreciation, depletion and amortization	10,319	21,772
Impairment of assets held for sale and long-lived assets	106,784	—
Taxes, other than income taxes	1,215	6,300
(Gains) losses on sale of assets and other, net	460	(27,265)

	157,126	117,675

Other income and (expenses):
Interest expense, net of amounts capitalized	(929)	(971)
Other, net	(60)	(589)

	(989)	(1,560)

Reorganization items, net	(221)	—

(Loss) income before income taxes	(101,506)	17,219
Income tax expense	—	4,493

Net (loss) income	$(101,506)	$12,726

(Loss) income per share:
Basic	$(1.75)	$0.18

Diluted	$(1.75)	$0.18

Weighted average shares outstanding – basic	58,162	68,817

Weighted average shares outstanding – diluted	58,162	69,000

Distributions declared per share	$1.00	$—

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Cash flow from operating activities:
Net (loss) income	$(101,506)	$12,726
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	10,319	21,772
Impairment of assets held for sale and long-lived assets	106,784	—
Deferred income taxes	—	4,493
Total (gains) losses on derivatives, net	(8,079)	15,421
Cash settlements on derivatives	2,173	(5,085)
Share-based compensation expenses	(3,575)	4,236
(Gains) losses on sale of assets and other, net	181	(28,564)
Other	980	1,583
Changes in assets and liabilities:
Decrease in accounts receivable – trade, net	19,835	26,536
(Increase) decrease in other assets	(1,358)	9,257
Decrease in accounts payable and accrued expenses	(22,095)	(15,840)
Decrease in other liabilities	(7,715)	(8,857)

Net cash provided by (used in) operating activities	(4,056)	37,678

Cash flow from investing activities:
Development of oil and natural gas properties	(1,337)	(30,512)
Purchases of other property and equipment	(16,322)	(23,183)
Proceeds from sale of properties and equipment and other	66,512	60,141

Net cash provided by investing activities	48,853	6,446

Cash flow from financing activities:
Repurchases of shares	(2,653)	(34,130)
Proceeds from borrowings	3,000	96,225
Repayments of debt	—	(24,300)
Debt issuance costs paid	—	(2,715)

Net cash provided by financing activities	347	35,080

Net increase in cash, cash equivalents and restricted cash	45,144	79,204
Cash, cash equivalents and restricted cash:
Beginning	149,169	49,777

Ending	$194,313	$128,981

Adjusted EBITDAX (Non-GAAP Measure)

The non-GAAP financial measure of Adjusted EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, this non-GAAP measure should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for GAAP.

Adjusted EBITDAX is a measure used by Company management to evaluate the Company’s operational performance and for comparisons to the Company’s industry peers. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.

The following presents a reconciliation of net income (loss) to Adjusted EBITDAX:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net (loss) income	$(101,506)	$12,726
Plus (less):
Income from discontinued operations	—	—
Interest expense, net of amounts capitalized	929	971
Income tax expense (benefit)	—	4,493
Depreciation, depletion and amortization	10,319	21,772
Exploration costs	—	1,238

EBITDAX	(90,258)	41,200
Plus (less):
Noncash losses (gains) on commodity derivatives	(4,525)	10,336
Accrued settlements on commodity derivative contracts related to current production period (1)	(288)	(365)
Share-based compensation expenses	(3,024)	6,307
(Gains) losses on sale of assets and other, net (2)	596	(28,625)
Reorganization items, net (3)	221	48
Impairment of assets held for sale and long-lived assets	106,784	—

Adjusted EBITDAX	$9,506	$28,901

(1)	Represent amounts related to commodity derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.
(2)	Primarily represent gains or losses on the sale of assets, earnings from equity method investments, gains or losses on inventory valuation, and write-off of deferred financing fees.
(3)

Represent costs and income directly associated with the predecessor’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments were determined.

Adjusted EBITDAX and Adjusted EBITDA (Non-GAAP Measures)

The non-GAAP financial measures of Adjusted EBITDAX and Adjusted EBITDA, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, these non-GAAP measures should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP. Adjusted EBITDAX and Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP.

Adjusted EBITDAX and Adjusted EBITDA are measures used by Company management to evaluate the Company’s operational performance and for comparisons to the Company’s industry peers. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.

The following presents a reconciliation of net income (loss) to Adjusted EBITDAX and Adjusted EBITDA:

	Three Months Ended March 31, 2020
	(in thousands)
	Consolidated	Upstream	Blue Mountain
Net (loss) income	$(101,506)	$(91,214)	$(10,292)
Plus (less):
Interest expense, net of amounts capitalized	929	149	780
Income tax expense	—	—	—
Depreciation, depletion and amortization	10,319	7,501	2,818

EBITDA	(90,258)	(83,564)	(6,694)
Exploration costs	—	—	—

EBITDAX	(90,258)	(83,564)	(6,694)
Plus (less):
Noncash losses (gains) on commodity derivatives	(4,525)	(4,780)	255
Accrued settlements on commodity derivative contracts related to current production period (1)	(288)	390	(678)
Share-based compensation expenses	(3,024)	318	(3,342)
(Gains) losses on sale of assets and other, net (2)	596	(22)	618
Reorganization items, net (3)	221	221	—
Impairment of assets held for sale and long-lived assets	106,784	89,984	16,800

Adjusted EBITDAX / Adjusted EBITDA	$9,506	$2,547	$6,959

(1)	Represent amounts related to commodity derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.
(2)	Primarily represent gains or losses on the sale of assets, earnings from equity method investments, gains or losses on inventory valuation, and write-off of deferred financing fees.
(3)

Represent costs and income directly associated with the predecessor’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments were determined.